Exhibit 99.4

                                      Equity One

                                        2002-4





                                      DISCLAIMER
                                      ----------

Wachovia Securities has provided this data as an accommodation. By accepting this data, the recipient agrees that Wachovia Securities does not guarantee and makes no representation or warranty whatsoever, whether express or implied, including without limitation, any warranties of fitness for a particular purpose or merchantability, with respect to this data or the accuracy, currency or completeness thereof. By accepting this data, the recipient agrees that neither Wachovia Securities, its employees nor any of its affiliates shall have any liability to the recipient or any other entity claiming by or through the recipient for any loss, injury, damages or expenses arising from or occasioned by or through this data, the reliance thereon by the recipient or any other party or the provision thereof by Wachovia Securities.

This data is for your information only and is not an offer to sell or a solicitation of any offer to buy any securities, including any of the securities that may be mentioned in this data. Wachovia Securities or its affiliates may provide advice or may from time to time acquire, hold or sell positions in any of the securities that may be mentioned in this data, either for its own account of for the account of others. Wachovia Securities is a subsidiary of Wachovia Corporation and is a member of the NYSE, the NASD and the SIPC.


                                    WACHOVIA
                                   SECURITIES

                                 Equity One 2002-4


                              Balloon Loans           2nd Liens            Mixed-Use Loans
                           --------------------------------------------------------------------
Count                                      860                      560                     71
Balance                         $89,576,502.30           $20,145,713.80         $10,913,259.43
Weighted Average FICO                      637                      649                    667
Weighted Average LTV                    76.97%                   21.38%                 67.90%
Weighted Average Coupon                 8.840%                  11.150%                9.5870%

                                                      wavg CLTV: 89.90%

  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A
          DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.